Exhibit 5.1

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DDC Enterprise Limited

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472, George Town

Grand Cayman KY1-1106

Cayman Islands

16 November 2023

Dear Sirs

DDC Enterprise Limited

We have acted as counsel as to Cayman Islands law to DDC Enterprise Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended (the “Registration Statement”), related to the offering by the Company (the “Offering”) of (i) 4,250,000 Class A Ordinary Shares, par value of US$0.016 per share (the “Class A Ordinary Shares”), (ii) an option to issue up to 637,500 Class A Ordinary Shares to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the underwriters and (iii) up to 70,869 Class A Ordinary Shares, representing the total number of Class A Ordinary Shares that may be issued by the Company upon exercise by the underwriters of the Underwriter Warrants (as defined in the Registration Statement) granted pursuant to the Offering (collectively, the “Shares”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1.	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2.	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws and practice of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate, a copy of which is attached to this opinion as to matters of fact, and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3.	OPINIONS

Based upon, and subject to, the foregoing assumptions and qualifications, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands;

3.2	as of 16 November 2023, the authorised share capital of the Company, immediately prior to and conditional upon the completion of the Offering of the Shares, will be US$1,614,000 divided into 100,000,000 Class A Ordinary Shares of par value US$0.016 each and 875,000 Class B Ordinary Shares of US$0.016 par value each;

3.3	the issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase “non-assessable” means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders); and

3.4	the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ TRAVERS THORP ALBERGA
TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1	the Certificate of Incorporation of the Company dated 30 April 2012;

2	the Certificate of Registration By Way of Continuation dated 10 November 2015;

3	the Amended and Restated Memorandum and Articles of Association of the Company as adopted by a special resolution passed on 22 January 2021 (the “M&A”);

4	the Tenth Amended and Restated Memorandum and Articles of Association of the Company to be conditionally adopted by a special resolution passed by the shareholders in accordance with the M&A, which will be effective immediately upon completion of the Company’s initial public offering of its Class A Ordinary Shares;

5	the register of members of the Company;

6	the register of directors of the Company;

7	the minutes of the meeting of the shareholders of the Company held on 16 November 2023 (the “Shareholder Resolutions”);

8	the minutes of the meeting of the board of directors of the Company held on 1 June 2023;

9	a certificate of good standing dated 30 June 2023 issued by the Registrar of Companies (the “Certificate of Good Standing”);

10	a certificate from a Director of the Company a copy of which is annexed hereto (the “Director’s Certificate”); and

11	the Registration Statement.

DDC Enterprise Limited

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472, George Town

Grand Cayman KY1-1106

Cayman Islands

16 November 2023

To:	Travers Thorp Alberga

Unit 3605-06 Tower Two

Lippo Centre

89 Queensway

Hong Kong

Dear Sirs

DDC Enterprise Limited (the “Company”)

I, Ms. Norma Ka Yin Chu, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Tenth Amended and Restated Memorandum and Articles of Association of the Company were adopted by a special resolution passed on 16 November 2023 and will take effect immediately upon the completion of the Company’s initial public offering of its Class A Ordinary Shares.

2	The minutes and resolutions from the meeting of the Board of Directors of the Company held on 1 June 2023 (the “Board Minutes”) were passed at a meeting duly convened and validly held and have not been subsequently amended or revoked.

3	The minutes and resolutions from the meeting of the shareholders of the Company held on 16 November 2023 (the “Shareholders’ Minutes”) were passed at a meeting duly convened and validly held and have not been subsequently amended or revoked.

4	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the corporate governance practices described or provided for (as the case may be) in the exhibits to the Board Minutes.

5	The resolutions set out in the Board Minutes and the Shareholders’ Minutes were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6	All of the issued share capital of the Company, as shown on the register of members before closing, is fully paid up as the Company has received in full the subscription price for each issued share.

7	The directors of the Company at the date hereof are as follows:

Norma Ka Yin Chu
Richard Ho Yin Chan
Liang Xu
Kwok Wing Tony Yau
Meng Ju Lin
Chi Kin Calvin Choi
Matus Maar

8	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

9	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company, nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn.: Mr. Richard Thorp) to the contrary.

Signature:	/s/ Norma Ka Yin Chu
Name:	Ms. Norma Ka Yin Chu

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